UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 31, 2008

Online Resources Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-26123	52-1623052
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4795 Meadow Wood Lane, Suite 300, Chantilly, Virginia		20151
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	703-653-3100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of Director

On July 30, 2008, Dr. Janey A. Place and Ms. Heidi Roizen were nominated and elected to serve as Directors of Online Resources, effective July 31, 2008. Ms. Place fills the vacancy on the Board of Directors resulting from the resignation of Debra A. Janssen; she is a member of the class of directors whose term expires at the Company's annual shareholder meeting in 2009. Ms. Roizen occupies a new directorship, assigned to the class of directors whose term expires at the Company's annual shareholder meeting in 2009.

Dr. Place served for fourteen years in executive management positions at Wells Fargo, Bank of America and Mellon Financial Services. Her responsibilities included payments, technology strategy and web services. Place also served as President of the Financial Services Technology Consortium, a leading banking technology industry group. Place is now CEO of DigitalThinking, a strategic banking consulting firm, and she advises or serves on the board for several technology companies.

Ms. Roizen was co-founder and CEO of T/Maker, a software provider acquired by Deluxe Corporation in the mid-1990s. She later served with Apple Computer, as head of development alliances, and as a partner with Mobius Venture Capital. Roizen is very active in technology industry affairs, having served as President of the Software Publishers Association and on the Board of Directors of the National Venture Capital Association. Roizen’s most recent venture, SkinnySongs, is a fitness company that markets motivational music.

In connection with her election, each of Dr. Place and Ms. Roizen will be entitled to receive the standard remuneration provided to the Company’s non-management Directors. This remuneration includes (i) an annual cash retainer in the amount of $29,000, (ii) an annual option to purchase shares of common stock with a fair market value of $39,000 (with an exercise price at the fair market value of the common stock at the time of grant) and (iii) a one-time stock option grant with a fair market value of $68,000. In the event either is appointed to serve on the Audit Committee, she will receive additional annual fees of $2,500 and an additional annual option to purchase shares of common stock with a fair market value of $1,250.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits
99.1 Press release dated July 31, 2008 announcing the election of Dr. Janey A. Place and Ms. Heidi Roizen to the Board of Directors.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Online Resources Corporation

July 31, 2008	By:	Catherine A. Graham

Name: Catherine A. Graham
Title: Executive Vice President, Chief Financial Officer and Treasurer

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Exhibit Index

Exhibit No.	Description

99.1	Two Elected to Online Resources Board of Directors